     As filed with the Securities and Exchange Commission on March 19, 1996.

                                                       Registration No. 33-44960
                                                       =========================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

            MASSACHUSETTS                                  06-1047163
    (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                  Identification Number)

        ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139 (617) 252-7500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                HENRI A. TERMEER
                             Chief Executive Officer
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with a copy to:

                                Peter Wirth, Esq.
                                 Palmer & Dodge
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                             ----------------------

        Approximate date of commencement of proposed sale to the public:

                        The offering has been terminated.

                             ----------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             ----------------------

                          Page 1 of 3 Sequential Pages


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                          DEREGISTRATION OF SECURITIES

         Pursuant to its Registration Statement on Form S-3 (Registration No. 33-44960) filed with the Securities and Exchange Commission (the "Commission") on January 8, 1992, the Registrant registered an aggregate of 1,891,252 shares of its common stock, $0.01 par value per share, to be offered to holders of $100,000,000 aggregate principal amount of its 6 3/4% Convertible Subordinated Notes due October 1, 2001 (the "Notes") upon conversion of the Notes in accordance with the terms thereof. The Registrant filed Post-Effective Amendment No. 1 on March 8, 1996, which is contemporaneously being withdrawn prior to being declared effective.

         On December 16, 1994, the authorized shares of Genzyme common stock were redesignated as General Division Common Stock, $0.01 par value per share ("General Division Stock") and a second class of common stock, Tissue Repair Division Common Stock, $0.01 par value per share ("TR Stock"), was authorized, with .135 of one share of TR Stock being distributed by Genzyme for each share of General Division Stock held of record as of December 16, 1994. In connection with the redesignation of the common stock and the distribution of the TR Stock, the conversion rights of the Notes were adjusted in accordance with their terms to provide that upon conversion of any Note, the holder thereof shall receive
(i) a number of shares of the Company's General Division Stock equal to the number of shares of Genzyme common stock into which the Note was previously convertible and (ii) .135 of one share of the Company's TR Stock for each share of General Division Stock issuable upon such conversion.

         As of March 14, 1996, the entire principal amount of the Notes had been surrendered for conversion and all shares of General Division Stock and TR Stock issuable upon such conversion had been issued pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. Accordingly, the offering of General Division Stock and TR Stock registered pursuant to this Registration Statement terminated and the Registrant hereby removes from registration the 1,891,252 shares of General Division Stock and 255,319 shares of TR Stock that were not sold pursuant to the Registration Statement.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 19th day of March, 1996.


                                        GENZYME CORPORATION (Registrant)


                                        By:* Henri A. Termeer
                                           -----------------------------------
                                           Henri A. Termeer, President

                                        *By:/s/ Peter Wirth
                                            ----------------------------------
                                            Peter Wirth
                                            Agent for Service of Process